                                                                    Exhibit 99.1

Document No:_____

                              WATTAGE MONITOR INC.

                          UP TO $10.0 MILLION OF UNITS

         Wattage Monitor Inc., a Nevada corporation (the "Company" or "Wattage Monitor"), is offering (the "Offering") up to $10.0 million of its units (the "Units"), each comprised of three shares (the "Shares") of the Company's Common Stock, $.01 par value per share ("Common Stock"), and a five year common stock purchase warrant to purchase one share of Common Stock (a "Warrant" or, collectively, the "Warrants"), through its placement agent, Oakes, Fitzwilliams & Co. Limited and Oakes, Fitzwilliams & Co. L.P. ("Oakes" or the "Placement Agent"). The Placement Agent will offer up to $7.5 million of Units on a "best efforts" basis and the Company may offer up to $2.5 million of Units to certain existing shareholders, as part of this Offering and on identical terms. The price of each Unit will be based upon the price per share of the Common Stock determined at the time of pricing of the Offering, which amount will be equal to or at a discount to the price then prevailing on the over-the-counter bulletin board. The initial exercise price of the Warrants will be fixed at the time of pricing at a fifty-percent premium to the placing price of the shares of Common Stock included in the Warrants. The offering price and other terms of the Offering have been determined through negotiations between the Company and the Placement Agent. Unless the Offering is completed by October 31, 2000, or such other date as the Company and its Placement Agent may mutually agree, the Offering will terminate (such date including any extensions is referred to herein as the "Termination Date of the Offering").

         The Common Stock is traded on the Over-the-Counter Electronic Bulletin Board ("OTC:BB") under the symbol "WMON". On September 21, 2000, the closing bid price of the Common Stock on the OTB:BB was $1.75 per share.

         PLEASE SEE "RISK FACTORS" TO READ ABOUT CERTAIN FACTORS INVESTORS SHOULD CONSIDER BEFORE BUYING UNITS. THESE SECURITIES ARE SUBJECT TO A HIGH DEGREE OF RISK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(1) All funds paid by subscribers in the Offering will be deposited in an escrow account maintained by the Company's counsel, Akin, Gump, Strauss, Hauer & Feld, LLP. Unless, as of or prior to the Termination Date of the Offering, the Company has received subscriptions for $2,500,000, all funds will be promptly returned to subscribers without interest or deduction and the Offering will terminate.

(2) The Company has agreed to pay the Placement Agent sales commissions totaling (i) 10% of the gross proceeds solely from the sale of Units placed by the Placement Agent and (ii) 7% of the gross proceeds from the sale of Units placed by the Placement Agent and the Company jointly, and to reimburse them for their reasonable out-of-pocket expenses. The Company has also agreed to issue to the Placement Agent warrants to purchase a number of shares equal to (i) 10% of the number of shares contained in the Units placed solely by the Placement Agent in this Offering and (ii) 7% of the number of shares placed jointly by the Placement Agent and the Company, at an exercise price equal to the price per share of the Common Stock under this Offering. The Company will also indemnify the Placement Agent for certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended ("1933 Act").

                        OAKES, FITZWILLIAMS & CO. LIMITED

         Recipients of this document who intend to acquire Units are reminded that any such acquisition may only be made on the basis of the information contained in this document in its final form. No representation, express or implied, is made or given by the Company, the Placement Agent, or by any other person, in respect of this document.

       The date of this Private Placement Memorandum is September 21, 2000

THE UNITS HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE 1933 ACT NOR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION PROVIDED BY SECTION 4(2) OF THE 1933 ACT AND RULE 506 THEREUNDER AND APPLICABLE STATE SECURITIES LAW EXEMPTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED FOR SALE, ASSIGNED, PLEDGED, TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS BY WAY OF REGISTRATION OR EXEMPTION THEREFROM. YOU SHOULD BE AWARE THAT YOU MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SHARES WILL BE SOLD ONLY TO "ACCREDITED INVESTORS" WITHIN THE MEANING OF RULE 501 OF THE 1933 ACT WHO OTHERWISE MEET CERTAIN MINIMUM SUITABILITY STANDARDS.

YOU WILL BE REQUIRED TO REPRESENT THAT YOU ARE ACQUIRING THESE SECURITIES FOR INVESTMENT AND NOT WITH A VIEW TO RESALE OR DISTRIBUTION.

THIS OFFERING DOES NOT CONSTITUTE A PUBLIC OFFER TO SELL OR A PUBLIC SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN. THE PRIVATE PLACEMENT MEMORANDUM (THE "MEMORANDUM") DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NO OFFERING LITERATURE OR ADVERTISING OF ANY SORT SHALL BE EMPLOYED IN THE OFFERING OF THE SECURITIES EXCEPT FOR THIS MEMORANDUM AND ANY EXHIBITS, SUPPLEMENTS OR AMENDMENTS HERETO.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS DOCUMENT. THE INFORMATION CONTAINED IN THIS DOCUMENT IS ONLY ACCURATE AS OF THE DATE OF THIS DOCUMENT.

YOU MUST BE IN A FINANCIAL POSITION TO HOLD THE SECURITIES FOR AN INDEFINITE PERIOD OF TIME AND TO BE ABLE TO BEAR THE ECONOMIC RISK AND WITHSTAND A COMPLETE LOSS OF YOUR INVESTMENT IN THE SECURITIES. YOU MUST ALSO HAVE A PRE-EXISTING SUBSTANTIVE RELATIONSHIP WITH THE COMPANY OR THE PLACEMENT AGENT OR BY REASON OF YOUR BUSINESS OR FINANCIAL EXPERIENCE (OR THE BUSINESS OR FINANCIAL EXPERIENCE OF YOUR PROFESSIONAL ADVISORS WHO ARE UNAFFILIATED WITH THE COMPANY OR THE PLACEMENT AGENT) SUCH THAT YOU COULD BE REASONABLY ASSUMED TO HAVE THE CAPACITY TO PROTECT YOUR OWN INTERESTS IN CONNECTION WITH THE TRANSACTION.

THIS DOCUMENT HAS BEEN APPROVED IN THE UNITED KINGDOM BY OAKES, FITZWILLIAMS & CO. LIMITED FOR PURPOSES OF SECTION 57 OF THE U.K. FINANCIAL SERVICES ACT 1986. OAKES, FITZWILLIAMS & CO. LIMITED IS REGULATED BY THE SECURITIES AND FUTURES AUTHORITY LIMITED OF THE UNITED KINGDOM.

OAKES, FITZWILLIAMS & CO. LIMITED IS ACTING FOR THE COMPANY IN RELATION TO THE OFFERING AND FOR NO OTHER PERSON AND ACCORDINGLY EXCEPT AS REQUIRED UNDER THE U.K. FINANCIAL SERVICES ACT 1986 WILL NOT BE RESPONSIBLE TO ANY OTHER PERSON FOR PROVIDING THE PROTECTIONS AFFORDED TO ITS CUSTOMERS OR ADVISING ANY OTHER PERSON IN RELATION TO THE OFFERING.

THE SECURITIES ARE BEING OFFERED ON A BEST EFFORTS BASIS, WHEN, AS AND IF ISSUED, SUBJECT TO PRIOR SALE OR WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER WITHOUT NOTICE, AND SUBJECT TO THE APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL AND CERTAIN OTHER CONDITIONS. THE ISSUE IS NOT UNDERWRITTEN.

SAVE FOR THE AFORESAID, NEITHER OAKES NOR ANY OF ITS EMPLOYEES, AFFILIATES, REPRESENTATIVES OR ADVISORS MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION CONTAINED HEREIN OR OF ANY WRITTEN OR ORAL COMMUNICATION TRANSMITTED OR MADE AVAILABLE TO A PROSPECTIVE INVESTOR, AND EACH OF SUCH PARTIES EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY RELATING TO OR RESULTING FROM THE USE OF SUCH INFORMATION AND COMMUNICATIONS BY A PROSPECTIVE INVESTOR OR ANY OF ITS AFFILIATES, ADVISORS OR REPRESENTATIVES.

RECIPIENTS OF THIS MEMORANDUM AGREE THAT ALL OF THE INFORMATION CONTAINED HEREIN IS OF A CONFIDENTIAL NATURE AND THAT THEY WILL NOT REPRODUCE OR DISTRIBUTE THIS MEMORANDUM, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, DISCLOSE OR PERMIT THEIR AGENTS OR AFFILIATES TO DISCLOSE ANY SUCH INFORMATION WITHOUT THE PRIOR WRITTEN CONSENT OF OAKES, FITZWILLIAMS & CO. LIMITED.

NO ACTION HAS BEEN TAKEN TO PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR WARRANTS IN ANY JURISDICTION WHERE ACTION WOULD BE REQUIRED FOR SUCH PURPOSES. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR INVITATION TO THE PUBLIC TO SUBSCRIBE FOR SECURITIES IN THE CAPITAL OF THE COMPANY. THE DISTRIBUTION OF THIS MEMORANDUM AND THE OFFERING OF THESE SECURITIES IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW. PERSONS INTO WHOSE POSSESSION THIS MEMORANDUM MAY COME ARE REQUIRED BY THE COMPANY TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY SUCH RESTRICTIONS. THE MEMORANDUM DOES NOT RELATE TO ANY SECURITIES OTHER THAN THE UNITS AND DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE UNITS IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

THE UNITS WILL NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESS OR OTHERWISE IN CIRCUMSTANCES WHICH HAVE NOT RESULTED AND WILL NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED BY THE PUBLIC OFFERS OF SECURITIES (AMENDMENT) REGULATIONS 1999.

PURCHASE OF THE UNITS MAY RESULT IN TAX OR OTHER LEGAL CONSEQUENCES NOT DISCUSSED HEREIN. PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THIS MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM THE COMPANY OR AGENTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES AS LEGAL, TAX OR INVESTMENT ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH AND RELY ON THE INVESTOR'S OWN PROFESSIONAL ADVISORS, INCLUDING LEGAL COUNSEL AND TAX ADVISORS, AS TO THE CONSEQUENCES OF ANY INVESTMENT BY THE PROSPECTIVE INVESTOR IN THE UNITS.

MANAGEMENT HAS AGREED TO MAKE AVAILABLE, PRIOR TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN, TO EACH OFFEREE OF THE UNITS OR THE INVESTORS' REPRESENTATIVE(S) OR BOTH, THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, MANAGEMENT OR ANY PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT MANAGEMENT POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM THE COMPANY, ITS AFFILIATES, DIRECTORS, OFFICERS OR EMPLOYEES OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN PERSONAL COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, ECONOMIC, AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND ITS SUITABILITY FOR SUCH INVESTOR.

THE SALE OF THE UNITS IS SUBJECT TO THE PROVISIONS OF A SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT AND LETTER OF INVESTMENT INTENT (THE "SUBSCRIPTION AGREEMENT")

CONTAINING CERTAIN REPRESENTATIONS, WARRANTIES, TERMS AND CONDITIONS. ANY INVESTMENT IN THE UNITS SHOULD BE MADE ONLY AFTER A COMPLETE AND THOROUGH REVIEW OF THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT AND THE OTHER SUBSCRIPTION DOCUMENTS REQUIRED TO BE DELIVERED BY PROSPECTIVE INVESTORS IN CONNECTION WITH THE PURCHASE OF THE UNITS.

                                                 TABLE OF CONTENTS



         PLACEMENT SUMMARY........................................................................................6
         THE COMPANY..............................................................................................6
         THE OFFERING.............................................................................................6
         SUMMARY FINANCIAL INFORMATION............................................................................7
         RISK FACTORS.............................................................................................8
         USE OF PROCEEDS.........................................................................................12
         PRICE RANGE OF COMMON STOCK.............................................................................12
         DIVIDEND POLICY.........................................................................................13
         CAPITALIZATION..........................................................................................13
         ABOUT WATTAGE MONITOR...................................................................................14
         MANAGEMENT..............................................................................................24
         EXECUTIVE COMPENSATION AND OTHER INFORMATION............................................................25
         STOCK OPTION PLAN.......................................................................................27
         CERTAIN TRANSACTION.....................................................................................27
         PRINCIPAL STOCKHOLDERS..................................................................................28
         DESCRIPTION OF SECURITIES...............................................................................30
         PLAN OF DISTRIBUTION....................................................................................31


                                        APPENDICES
               (PROVIDED SUPPLEMENTALLY AND INCORPORATED HEREIN BY REFERENCE)



         Subscription Agreement..........................................................................Appendix I
         Annual Report on Form 10-KSB for the year ended December 31, 1999..............................Appendix II
         Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000...........................Appendix III


                             ADDITIONAL INFORMATION

         The Company will answer all inquiries from potential investors concerning Wattage Monitor and any other matters relating to the offer and sale of the Units and will afford investors the opportunity to obtain any additional information (to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense) necessary to verify the accuracy of any representations or information set forth in this document. All inquiries should be directed to the Company's Chief Executive Officer, Gerald R. Alderson, at 1100 Kietzke Lane, Reno, Nevada 89502; phone: (775) 327-6000; e-mail: galderson@wmonitor.com.

         The Company is subject to the information requirements of the U.S. Securities and Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). Such reports, proxy statements and other information can be inspected and copies can be made at the Public Reference Room of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional office at Seven World Trade Center, 500 West Madison Street, Suite 1300, New York, NY 10048. Copies of this material can also be obtained from the Commission's site on the Internet located at www.sec.gov.

                                PLACEMENT SUMMARY

         THIS SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999. THIS MEMORANDUM CONTAINS FORMS OF FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS MEMORANDUM, THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATE" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS, WHICH ARE IDENTIFIED AND DESCRIBED IN THE "RISK FACTORS" SECTION BELOW. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY FROM THOSE ANTICIPATED, ESTIMATED, OR PROJECTED AND THE VARIATIONS MAY BE MATERIAL. THE COMPANY CAUTIONS YOU NOT TO PLACE ANY RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS.

                                   THE COMPANY

         Our goal is to be recognized as the preeminent electric information and transaction service in the evolving, competitive United States electric market. To do so, our initial focus was to establish our company as the industry standard for objective information regarding an electric consumer's specific choices. Currently, our focus is to help consumers make the simplest, most educated switch to the electricity service provider who best meets their needs. We receive fees from electricity service providers for presenting consumers with their electric service choices. We also receive commissions for sales to such consumers. In addition, we provide electric marketing research, industry news and information, and statistical indices reflecting industry performance. Our principal offices are located at 1100 Kietzke Lane, Reno, Nevada 89502, and our telephone number is (775) 327-6000.


                                  THE OFFERING



Securities Offered................... Units  consisting of (i) three shares of the Company's  Common Stock aND (ii) a five  year  common  stock  purchase  warrant  to  purchase  one  share of the
                                      Company's  Common Stock,  at an initial  exercise  price equal to one hundred fifty  percent of the price of the shares of Common  Stock  included  in the units.

Price Per Unit...................     To be based  upon the price per share of Common  Stock as  negotiated  at the time of  pricing,  which  amount  will be  equal to or at a  discount  to the price then prevailing on the over-the-counter bulletin board.

Minimum Amount Offered............... $2,500,000 of Units.

Maximum Amount Offered............... $10,000,000 of Units.

Common Stock Outstanding Prior
to Offering(1)........................ 13,421,520 shares.

Use of proceeds..................     Any  proceeds  received by us from the sale of the Units or from the exercise of the common  stock  purchase  warrants  is  anticipated  to be used for our general working capital to grow our business.

Registration Rights.................  The Company has agreed to prepare and file, within 60 days from the closing date of the Offering (the "Closing") and at its expense, a registration statement under the 1933 Act for purposes of registering the shares offered hereby for resale, including the Warrant shares and to use its best efforts to have such registration statement declared effective.

-------------------------

(1) As of September 7, 2000. Does not include 4,419,250 shares of Common Stock issuable upon (i) the exercise of outstanding options and warrants, and
      (ii) the conversion of the Company's series B preferred stock. Does not include an estimated 2,041,667 shares of Common Stock upon the exercise of the Warrants and the Placement Agent warrants representing 10% of the number of shares to be issued pursuant to this Offering, assuming an offering price of $2.00.

                          SUMMARY FINANCIAL INFORMATION

         The summary unaudited financial information below is derived from and should be read in conjunction with the financial statements, including the notes to the financial statements, appearing elsewhere in this prospectus.


                                 JULY 1, 1997
                                  (INCEPTION)      SIX MONTHS        SIX MONTHS
                               TO JUNE 30, 2000       ENDED             ENDED          YEAR ENDED        YEAR ENDED
                                 (CUMULATIVE)     JUNE 30, 2000     JUNE 30, 1999   DECEMBER 31, 1999 DECEMBER 31, 1998
                               ----------------   -------------     -------------   ----------------- -----------------


Statement of Operations Data (1):
   Net sales................   $       6,451     $       6,451    $          ---     $         ---      $         ---
   Net loss ................      (9,829,966)       (2,176,225)       (3,057,081)       (4,884,407)        (2,591,399)
   Net loss per common share           (1.05)            (0.16)            (0.31)            (0.45)             (0.36)
   Weighted average number
     of common shares
     outstanding............       9,360,735        13,397,079        10,006,254        10,919,332          7,287,500



                                                                              As of
                                                                          JUNE 30, 2000            AS ADJUSTED (2)
                                                                          -------------            ---------------
                                                                       (ACTUAL, UNAUDITED)           (UNAUDITED)

         Balance Sheet Data:
              Working capital.....................................     $        799,804            $   9,949,804
              Total assets........................................            2,279,848               11,429,848
              Total liabilities...................................              421,774                  421,774
              Stockholders' equity................................            1,858,074               11,858,074



----------------------

(1) On February 26, 1999, Wattage Monitor Inc. acquired all of the equity, in the form of membership units, of WattMonitor LLC. For accounting purposes, the acquisition was treated as a recapitalization of WattMonitor LLC with WattMonitor LLC as the acquirer; otherwise known as a reverse acquisition. Financial statements prior to the acquisition date are those of WattMonitor LLC. Pro forma information is not presented since the combination is not a business combination. The financial statements give retroactive effect to the conversion of WattMonitor LLC membership interests in Wattage Monitor Common Stock to reflect the recapitalization.

(2) Assumes $10 million worth of Units are sold at an offering price based on a Common Stock price per share of $2.00, after deducting selling commissions and estimated offering expenses.

                                  RISK FACTORS

         AN INVESTMENT IN THE UNITS, OUR COMMON STOCK AND THE WARRANTS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING FACTORS, AMONG OTHERS, BEFORE MAKING AN INVESTMENT DECISION.

         In order to relate the risk factors set forth below to the broad categories of risk to which they correspond, the risk factors are organized in three groups:

-        Risks in establishing Wattage Monitor as a going concern;

-        Risks in growing Wattage Monitor; and

- Risks of Wattage Monitor's Common Stock by virtue of its characteristics, such as liquidity and potential dilution.

RISKS IN ESTABLISHING WATTAGE MONITOR AS A GOING CONCERN
--------------------------------------------------------

         THE ACTIVE PARTICIPATION OF SUPPLIERS AND CONSUMERS IN OUR SYSTEM IS NECESSARY FOR OUR BUSINESS TO SUCCEED.

         From inception, we thought and still believe there were three requirements necessary to prove our business model:

-        Creation of the Wattage Monitor information system;

-        Demonstration that consumers use the Wattage Monitor service; and

-        Electricity supplier participation.

         With our recent success enrolling suppliers, we believe we have successfully demonstrated our ability to achieve each of these requirements. However, until suppliers began to participate, consumers' use of our system was necessarily for information only, not to switch suppliers. Now the challenge is to scale the business as competition spreads to additional states, to capitalize on our market leading position and to have consumers use our service to switch suppliers as well as to obtain information.

         The first step in scaling our business was to secure a strong market share of participating suppliers in each of the regulated utility territories in each of the states with active (more than one or two suppliers) competition:
California, New Jersey, New York and Pennsylvania. Through the second quarter of 2000, our market share - defined as the percentage of competing suppliers in a territory that are actively participating in our system - was greater than 50% in all cases, as much as 85% in some cases, and averaged approximately 70%. While we believe that our current market share is strong, there is no guarantee that our market share position can be maintained.

         Before we can generate significant revenue, we must maintain strong supplier participation in our system and attract consumers to utilize our service to switch to their supplier of choice, not just to obtain information. There are a number of factors that we believe affect both supplier and consumer participation in our service. Three of the more important factors are:

- Market Immaturity -- When states decide to create competition in their electricity industry it generally requires legislation to do so. After adopting that legislation, the specific structure of the market and the requirements for participating in it evolve through hearings and implementing regulations issued by the various state Public Utility Commissions. That process is not complete today, even in states which originally enacted legislation two or three years ago. Such an evolving process makes it both difficult for suppliers to compete for customers and difficult for consumers to understand how to participate, as the exact rules of engagement are not yet firmly established or continue to change.

- Consumer Behavior -- While one hundred million households and fifteen million businesses use electricity, virtually none have ever chosen their electric supplier. There is no established basis to determine how such customers make their choices.

- Organizational Immaturity -- All competing suppliers, including those (more than half) that are subsidiaries of very large enterprises, are nevertheless newly created. This "start-up" nature of all companies in this market means that the suppliers are still developing their approach to obtaining consumers/customers.

         Although we believe that reluctance to participate in our system by suppliers and reluctance to switch by consumers seem to be disappearing, our marketing efforts continue to be more difficult than originally anticipated.

         INSIGNIFICANT HISTORICAL REVENUES DO NOT ENABLE US TO EVALUATE WHETHER OR NOT WE WILL EVER OPERATE PROFITABLY.

         Because we have never generated significant revenues, we cannot be sure that we will ever generate the revenue necessary to be a successful business. We have incurred losses since inception. As we continue to implement our strategy, we intend to spend significant amounts on sales and marketing, research and development and general and administrative activities. We expect that we generally will incur these costs in advance of anticipated related revenues, which may result in operating losses for the foreseeable future. Our ability to achieve a profitable level of operating revenue will depend on the market's acceptance of our products and services, the rate at which states adopt electric competition, and the manner in which each state chooses to phase in competition.

RISKS IN GROWING WATTAGE MONITOR
--------------------------------

         WE ARE UNCERTAIN THAT WE WILL GROW, OR THAT WE WILL BE ABLE TO EFFECTIVELY MANAGE OUR GROWTH.

         Any growth we may experience will result in increased responsibility for existing and new management personnel. This is particularly significant in the high growth, Internet industry where the demand for skilled personnel is quite extreme and turn-over is high. Effective growth management will depend on the following:

-        Our ability to integrate new personnel into our corporate structure;

- Improving our operational, management and financial systems and controls; and

-        Our capacity to recruit, train, motivate and manage employees.

         If we are unable to do so, our business, results of operations and financial condition may be adversely affected.

         OUR BUSINESS DEPENDS ON CONTINUED USE AND IMPROVEMENT OF THE INTERNET.

         Our products and services are targeted toward consumers and businesses that use the Internet. The Internet is subject to a high level of uncertainty and is characterized by rapidly changing technology, evolving industry standards, and frequent new product and service introductions. Accordingly, you should consider the risks and difficulties frequently encountered in new and rapidly evolving markets. Critical issues concerning the commercial use of the Internet remain unresolved and may affect the growth of Internet use. Despite growing interest in the many commercial uses of the Internet, many consumers and businesses have been deterred from purchasing Internet products and services for a number of reasons, including:

- inadequate protection of the confidentiality of stored data and information moving across the Internet

-        inconsistent quality of service

-        inability to integrate business applications on the Internet

- the need to deal with multiple vendors, whose products are frequently incompatible; and

- lack of availability of cost-effective, high-speed products and services.

         If Internet usage does not grow or is not sustained at the rates which we presently anticipate, our business, financial condition and results of operations will be materially and adversely affected.

         WE DEPEND ON CERTAIN KEY PERSONNEL AND THE LOSS OF ANY OF THEM MAY ADVERSELY AFFECT US.

         Our success is greatly dependent upon the efforts of Gerald R. Alderson, our President and Chief Executive Officer. The loss of his services, or those of certain other key management or personnel, could have a material adverse effect on us. Currently, we have an employment agreement with Mr. Alderson. The initial term of the agreement expires in 2000, but is subject to automatic renewal. For a detailed account of Mr. Alderson's employment agreement, please see the "Executive Compensation and Other Information" section. We have not obtained key man life insurance for Mr. Alderson or any of our other key employees.

         WE ARE UNCERTAIN WE CAN OBTAIN THE CAPITAL TO GROW OUR BUSINESS.

         To fully realize our business objectives and potential, we will require significant financing in addition to this Offering. We cannot be sure that we will be able to secure the financing we will require, or that it will be available on favorable terms. If we are unable to obtain it, we will be required to substantially curtail our approach to implementing our business objectives. Additional financing may be debt, equity or a combination of debt and equity. If equity, it could result in significant dilution to the net tangible book value per share of our Common Stock.

         THE COMPETITIVE ELECTRIC MARKET IS NEW, SO IT IS UNKNOWN HOW IT WILL EVOLVE OR HOW THE COMPANIES THAT OPERATE IN IT WILL BEHAVE.

         All competitive electric suppliers, including those that are subsidiaries of large enterprises, are new. The start-up nature of all companies in this market and the formative nature of the market itself mean that the companies in the market were created by their founders or parents to implement a specific business plan. Necessarily, we were not a part of those plans because we did not exist at the time the plans were formulated. These new organizations generally decide that they must first try to implement their original plan before they either change direction or add a second approach to their efforts to obtain customers, such as the one we offer. The time it takes for these newly formed companies to mature will materially affect the timing of our growth. There can be no assurance that this will occur in a timely enough manner to allow us to profitably offer our service.

         OUR COMPUTER-BASED INFORMATION SYSTEM MAY NOT BE SUFFICIENT TO SATISFY THE REQUIREMENTS OF CONSUMERS AND SUPPLIERS AND MAY BECOME OBSOLETE OR MAY FAIL TO PERFORM AS EXPECTED.

         With the initial October 1998 release of our nationwide, zip code-based information system and its subsequent use by tens of thousands of electric consumers, a number of system problems were identified. WM 2.0, released September 1, 1999 and revised in April of 2000, addressed those problems and represents a more mature web site to deliver the services we believe consumers want. However, with the rapid rate at which the deregulating electricity market is evolving and growing in both scope and complexity, there can be no assurance that WM 2.0 will meet its performance standards or that additional system functionality will not be necessary. The technology that enables delivery of the information services we offer, such as computer Internet-based access systems, are subject to rapid and significant technological change. Competitors may develop more effective and efficient technology that may render ours obsolete. If this occurs, we will need to make a substantial investment to upgrade to remain competitive.

         Further, a reduction in the performance, reliability and availability of our network infrastructure will harm our ability to distribute our products and services to our users, as well as our reputation and ability to attract and retain funding, users and content providers. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems are also subject to viruses, break-ins, sabotage, intentional acts of vandalism, hacking, cyber-terrorism and similar misconduct. Our computer and communications infrastructure is located in Brooklyn, New York. We do not have fully redundant systems or a formal disaster recovery plan, and we do not carry adequate business interruption insurance to compensate us for losses that may occur from a system outage. Any system error or failure that causes interruption in availability of products or content or an increase in response time could result in a loss of potential or existing customers or content providers and falls in stock values. If we suffer sustained or repeated interruptions, our products and services could be less attractive to such entities or individuals and our business would be harmed.

         WE DEPEND UPON OUR PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY FOR SUCCESS.

         As an information service company, our success depends in particular on our ability to protect our proprietary information and trademarks. To do so, we rely on a combination of copyright, trademark and trade secret laws, nondisclosure and other contractual agreements with employees and third parties, and technical measures. We cannot be sure that the steps we have taken will be adequate to protect us. In addition, third parties may develop equivalent or superior information systems. We have filed for patents on our service, but no action has yet been taken on our applications. We may be subject to or may initiate proceedings in the United States Patent and Trademark Office, which may demand significant financial and management resources. Although we believe our products and information system do not infringe upon the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against us. Litigation may be necessary to enforce our intellectual property rights or to defend against claimed infringement by others. Any litigation may result in substantial cost to us and a diversion of our efforts.

RISKS ATTRIBUTABLE TO OUR COMMON STOCK'S CHARACTERISTICS
--------------------------------------------------------

         WE CAN ISSUE PREFERRED STOCK AND DILUTE THE POSITION OF THE SHAREHOLDERS OF OUR COMMON STOCK.

         Our certificate of incorporation provides that we may issue up to 5,000,000 shares of preferred stock, from time to time, in one or more series. We have issued and outstanding 2,625,000 shares of our Series B preferred stock, convertible at any time into 2,625,000 shares of our Common Stock. The board of directors is authorized to determine the number of shares, rights, preferences, privileges and restrictions of any new issuance of preferred stock, without any vote or action by the holders of our Common Stock. The board of directors may issue preferred stock with voting or conversion rights that could adversely affect the rights of the holders of Common Stock. The potential issuance of preferred stock may have the effect of delaying or preventing a change in control, discourage bids for the Common Stock at a premium over its market price, or adversely affect the market price of the Common Stock.

         WE ARE LISTED ON THE OTC ELECTRONIC BULLETIN BOARD, WHICH CAN BE A VOLATILE MARKET.

         Our Common Stock is quoted on the OTC Electronic Bulletin Board, a NASD sponsored and operated quotation system for equity securities. The OTC Electronic Bulletin Board was introduced as an alternative to the NQB Pink Sheets for trading over-the-counter securities. It is a more limited trading market than the NASDAQ SmallCap Market, and timely, accurate quotations of the price of our Common Stock may not always be available. You may expect trading volume to be low in such a market. Consequently, the activity of trading only a few shares may affect the market and may result in wide swings in price and in volume. The price of the Common Stock may fall below the price at which an investor in this Offering purchased shares, and an investor may get back less than the amount invested if the investor sells such shares. Our shares of Common Stock may be subject to sudden and large falls in value, and an investor could experience the loss of the investor's entire investment. Past performance of the shares of Common Stock is not necessarily a guide to future performance.

         Our Common Stock may be subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended, if the price of our Common Stock falls below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

         SINCE OUR OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS OWN A LARGE PERCENTAGE OF OUR OUTSTANDING SHARES OF COMMON STOCK, THEY ARE ABLE TO SIGNIFICANTLY INFLUENCE MATTERS REGARDING SHAREHOLDER APPROVAL.

         Prior to this Offering, our officers, directors and 5% shareholders, as a group, beneficially own approximately 61.8% of the Common Stock. Upon the completion of this Offering (assuming 5,000,000 shares of Common Stock are sold in the Offering and excluding the number of shares underlying the Warrants in the Offering), our officers, directors, and 5% shareholders will as a group beneficially own approximately 45% of our outstanding Common Stock entitled to vote. As a result, these persons, acting together, will have the ability to control the vote on matters submitted to our shareholders for approval. This concentration of ownership may delay, defer or prevent a change in control, merger, consolidation, takeover or other business combination.

         SHARES OF OUR COMMON STOCK ELIGIBLE FOR PUBLIC SALE AFTER THE OFFERING COULD REDUCE THE PRICE OF OUR COMMON STOCK.

         After this Offering, assuming $10 million of Units are sold by the Company based on a per share Common Stock price of $2.00, there will be approximately 18,421,520 shares of Common Stock outstanding. Of these shares, 13,526,812 shares are subject to the resale limitations of Rule 144 promulgated under the Act ("Rule 144"). The remaining 4,894,708 shares of our Common Stock are freely tradable without restriction or further registration under the 1933 Act. In addition, 1,230,750 shares of our Common Stock underlying outstanding options will, upon exercise of the options, be subject to the resale limitations of Rule 144. Of the approximately 13,526,812 restricted shares, the Company expects that it will register 5,000,000 shares for resale by the holders of such shares, pursuant to the terms of this Offering. Sales of the restricted securities as they become eligible for such sale, and resales of the securities registered after completion of this Offering, may affect the market price of our Common Stock.

         THE SECURITIES ARE NOT READILY REALIZABLE INVESTMENTS.

         The shares of Common Stock and Warrants are not readily realizable investments and it may be difficult for an investor to sell or realize the investment and to obtain reliable information about its value or the extent of the risks to which it is exposed.

         OUR SHARES OF COMMON STOCK ARE DENOMINATED AND TRADED IN U.S. DOLLARS.

         Changes in the rate of exchange between U.S. dollars and sterling may have an adverse effect on the value, price or income of an investment in the Shares.

                                 USE OF PROCEEDS

         The net proceeds of this Offering after deduction of the selling commissions and estimated offering expenses, will be approximately $9,150,000, assuming all of the Units are sold. We intend to use the net proceeds from the sale of the Units, and any funds received by us upon exercise of the Warrants and the Placement Agent Warrants, for our general working capital in order to grow our business. However, we reserve the right to allocate the net proceeds to any other uses which we consider to be in the best interests of our shareholders.

                           PRICE RANGE OF COMMON STOCK

         Our Common Stock is currently quoted on the OTC Electronic Bulletin Board under the symbol "WMON". There was no active market for Wattage Monitor's securities until February 26, 1999 (1). The following table sets forth for the periods indicated the high and low bid price information for the Common Stock as quoted on the OTC Electronic Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.


                                                                              COMMON STOCK
                                                                   ----------------------------------
                                                                   HIGH BID                   LOW BID
                                                                   ----------------------------------


     February 26, 1999 through March 31, 1999.............          $ 7.25                    $ 4.00
     April 1, 1999 through June 30, 1999..................          $16.00                    $ 5.50
     July 1, 1999 through September 30, 1999..............          $ 6.75                    $ 2.40
     October 1, 1999 through December 31, 1999............          $ 4.56                    $ 1.03
     January 1, 2000 through March 31, 2000...............          $ 4.00                    $ 1.38
     April 1, 2000 through June 30, 2000..................          $ 2.94                    $ 0.38
     July 1, 2000 through September 7, 2000...............          $ 2.44                    $ 0.91



         On September 21, 2000, the closing bid price as quoted by the OTC Electronic Bulletin Board for our Common Stock was $1.75. As of September 7, 2000, there were 65 holders of record of our Common Stock.

         There is no public trading market for any of our preferred stock, warrants or options.

--------------------

(1) Prior to the reverse acquisition of WattMonitor LLC by Wattage Monitor, Wattage Monitor was listed on the OTC Electronic Bulletin Board from February 18, 1999 through February 25, 1999.

                                 DIVIDEND POLICY

         We have never declared or paid cash dividends on our Common Stock. We presently intend to retain any earnings for use in the business and do not anticipate paying cash dividends in the foreseeable future. Any future cash dividends will be at the discretion of the board of directors and will depend on our earnings, financial condition, cash flows, capital requirements and other considerations that the board of directors may consider relevant.

         Our Series B preferred stock does not pay a dividend.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2000, on an actual basis and as adjusted to reflect the sale of 5,000,000 shares of Common Stock (assuming the Units are priced based upon a Common Stock price per share of $2.00 and that the Company sells $10,000,000 of Units in the Offering), after deducting estimated commissions, allowances and offering expenses. This table should be reviewed in conjunction with the Company's audited financial statements and related notes appearing in its Annual Report on Form 10-KSB.


                                                                                  AS OF
                                                                              JUNE 30, 2000           AS ADJUSTED (1)
                                                                              -------------           ---------------
                                                                           (ACTUAL, UNAUDITED)           (UNAUDITED)


         Commitments ..................................................    $           ---           $           ---

         Stockholders' equity .........................................
              Series B preferred stock, $0.01 par value................             26,250                    26,250
              Common stock, $0.01 par value............................            134,216                   184,216
              Additional paid-in capital...............................         11,527,574                21,477,574
              Deficit accumulated during the development stage.........         (9,829,966)               (9,829,966)
                                                                           ------------------        ------------------

         Total stockholders' equity....................................    $     1,858,074           $    11,858,074
                                                                           ------------------        ------------------

         Total capitalization..........................................    $     1,858,074           $    11,858,074
                                                                           ==================        ==================


-------------------

(1) Assumes $10 million worth of Units are sold at an offering price based on a Common Stock price per share of $2.00, after deducting selling commissions and estimated offering expenses. Does not reflect shares of Common Stock issuable upon exercise of the Warrants or the Placement Agent Warrants.

                              ABOUT WATTAGE MONITOR

OUR HISTORY

         WattMonitor LLC, the predecessor to Wattage Monitor, was formed under the laws of the State of Delaware on July 1, 1997. In February 1999, in anticipation of the acquisition of WattMonitor LLC, Knowledge Networks Inc., a publicly held corporation, changed its name to "Wattage Monitor Inc." On February 26, 1999, Wattage Monitor Inc. acquired WattMonitor LLC. The business of Wattage Monitor is identical to that of WattMonitor LLC.

2000 OPERATING PLAN

         As we began 2000, we focused on achieving the third of the requirements we have always felt necessary to prove our business model - securing supplier participation in our system. In February of 2000, the first four suppliers agreed to transact orders through our system. By the end of the second quarter of 2000, the number of participating suppliers grew to thirty (30). By the end of August 2000, this number decreased to twenty-eight (28) due to certain suppliers suspending activity in specific markets. With this level of supplier participation, we began to focus on scaling our activities and in particular to attracting consumers to visit and utilize our service to switch electricity suppliers. Principally, this means:

- We continue to maintain current information about electric rates and services in all states with active competition among suppliers.

- We offer internet access and telephone service through our toll free call center, the cost of which is included in the monthly expenditures discussed below.

- We actively market our service to suppliers through our direct sales force. We are also actively marketing our service to potential strategic and co-branding partners to increase the exposure of our service, and have recently added one marketing employee to focus exclusively on this opportunity.

- We have begun to realize revenue from offering our service and we are actively pursuing additional revenue generating activities.

- We have expanded and refined our information system, Wattage Monitor v2.0, and secured the related additional software and systems necessary. Specifically, we implemented the first third party electric service switching functionality in our industry.

- We have added the personnel we feel necessary to begin to scale our business, leverage our performance to date and capitalize on our market leading position. Specifically, we have added (in addition to those mentioned above) two marketing, two operations and four information technology employees.

- We are pursuing additional financing to fund operations through the year 2001 and to continue the process of scaling our business.

         In sum, we began 2000 incurring monthly expenses equivalent to those we incurred during 1999, approximately $300,000, and as we have begun to scale our business we have increased our monthly expenditures to between $350,000 and $400,000. At present, monthly expenditures are approximately $100,000 for system development, $85,000 for marketing to suppliers, $75,000 to operate our toll free telephone service and $120,000 for general and administrative expenses. Of these amounts approximately $85,000, $55,000, $0 (these services are contracted to a third party) and $50,000, respectively, are for salaries of our employees. We anticipate that expenditures will continue at this level in the fourth quarter of 2000 as well.

EXECUTIVE SUMMARY

         Wattage Monitor is the preeminent electricity information and transaction service, providing competing electric prices and switching services in deregulated markets. Through its flagship brand, WattageMonitor.com, the Company provides a free-to-use service that presents commercial and residential consumers with their electricity service options. The service is available through the Company's web site (www.wattagemonitor.com) or via a toll free phone call (1-888-WATTAGE). Through Wattage Monitor consumers can see a complete list of competitive electric utility offers in their area, choose a new electricity supplier, obtain information about the current status of electric choice in their area, and access a wide variety of industry data, statistical analysis, and proprietary indices. Organized by zip code, the information is simple to access and provides a complete picture of the localized electric utility landscape, all in one place.

         Wattage Monitor also makes its electric utility news and information feed available to partner web sites. This data-stream (and transaction capability) enables other web sites to deliver electric utility pricing (and electric utility purchase capabilities) to its visitors. Our data offering delivers a combination of proprietary technology and industry-leading aggregation of commercial and residential electric utility pricing information to supply customers with fast, accurate and complete information regarding the energy marketplace.

         The Company receives fees from electricity suppliers to present consumers with information regarding their service and commissions from suppliers on the on-going electricity service consumers order from suppliers via the Wattage Monitor service. Wattage Monitor provides electric market research, a newsletter and consumer surveys on a fee and subscription basis to electric utilities and others interested in this industry. In addition, in its relationships with partner web sites deploying the Wattage Monitor data feed, the Company plans to share the sales commissions and any advertising revenue those sites generate.

         The electric utility industry in the United States is vast, highly fragmented and in the early stages of deregulation. Unlike previously deregulated industries like telecommunications, this industry has historically operated locally, not nationally. There are no national franchises. A large number of competitive electricity suppliers have been attracted to compete because of the sheer market size and the absence of one industry leader.

         There are approximately one hundred million residential households using electricity in the United States, consuming roughly one trillion kWh's of electricity annually and generating approximately $90 billion of annual revenue. Using consumption as a measure, there is roughly the same amount of electricity used by commercial customers (non-manufacturing business establishments). Industrial customers constitute the third market segment, again equal in kWh's used to the residential and commercial markets.

         Suppliers attracted to this market have found acquiring customers to be quite expensive. There are over three thousand entities that currently provide customers electricity in the United States, including several very large electric utilities. None currently serves more than approximately 5% of the national market. Even the largest electric utilities are isolated geographically, and while they may dominate in their given regions, they have little or no presence elsewhere. All of them must find a way to reach customers in this new business environment or disappear.

         In a competitive electric power market, users of electricity need accurate and objective electrical service and rate information to choose a supplier. Suppliers must find a cost-effective way to present their programs to consumers and enroll them as customers. Wattage Monitor, both as an impartial provider of free information to individual consumers and as a market access channel for industry participants and commercial customers, has become the early industry standard for such services.

OUR BUSINESS

         Our goal is to be the preeminent electric rate and service information and transaction source in the competitive electricity market. We derive our revenue principally from electricity suppliers for presenting consumers with information about those suppliers' services and allowing consumers to order electricity from their chosen supplier. We also expect to receive commissions on electricity sales to consumers who order through our system, to provide electric marketing research, industry news and information, statistical indices reflecting industry performance and a variety of related services.

         From inception, we thought and, with the benefit of hindsight, still believe there were three requirements necessary to prove our business model:

-        Creation of the Wattage Monitor information system;

-        Demonstration that consumers use the Wattage Monitor service; and

-        Electricity supplier participation.

         With our recent success enrolling suppliers, we believe that we have successfully demonstrated our ability to achieve each of these requirements. Now the challenge is to scale the business as competition spreads to additional states to capitalize on our market leading position.

         There are over 100,000,000 households in the United States using nearly $90 billion of electricity annually. Commercial consumers consume another $70 billion of electricity per year. As deregulation permits these customers to choose a competing supplier, they require an accurate, objective source of information to properly choose a supplier and implement that choice. Serving that need is our primary focus. (Note: Industrial customers comprise the third category of electric consumers. While they consume about the same volume of electricity as their residential and commercial counterparts, they pay approximately half as much per unit consumed. Industrial customers are not expected to be an important market for Wattage Monitor).

         Like other industries that have deregulated, the long-term consequences of cost plus regulation results in inexplicable variations in the cost of the product in question, in this case electricity, to consumers. The complexity of "fixing the rate structure" and the economic consequences of not doing so becomes sufficiently burdensome that a political decision is made to let competitive market influences bring economic rationality to pricing. To see just how dramatic these discontinuities have become, the following table shows the highest average residential and the lowest average residential rate for each state in which consumer choice exists today:



                                   RANGE (IN CENTS) OF AVERAGE RESIDENTIAL RATES

                                       STATES WITH CHOICE AS OF JULY 1, 2000



                  STATE                                   HIGH            LOW         % VARIATION

                  California                             14.78           5.47             170%
                  Connecticut                            13.66           8.34              64%
                  Maine                                  19.23           5.90             226%
                  Massachusetts                          12.76           7.60              68%
                  Montana                                 9.70           4.71             106%
                  New Jersey                             11.94           4.88             145%
                  New York                               23.33           2.61             794%
                  Pennsylvania                           13.34           4.36             206%


         Further, as over 3,000 electricity suppliers currently sell power to US consumers, each must operate differently in a competitive business environment or disappear. We provide impartial information to electricity consumers regarding their service options and choices, and offer a communication channel by which electric suppliers may reach potential customers.

         We derive our revenues principally from suppliers seeking new customers. Such revenues result from fixed fees, transaction fees and marketing fees (commissions), or a combination thereof. The marketing fee is designed to be less than the equivalent cost of the advertising, direct mail, or other programs suppliers undertake to inform and solicit potential customers. The transaction fee results from a consumer's decision to choose a particular supplier through our system.

         The two market considerations that create the opportunity for us to build a national organization by offering our service are:

- The electric utility industry is restructuring, so that consumers have the ability to choose their electricity supplier; and

- The competition which results motivates electricity suppliers to seek efficient, cost-effective means to reach residential and commercial consumers.

         With the option of choosing their electric supplier, electric consumers need information about their electricity options. This information may be available from traditional sources such as advertising, general media coverage, political discussion, and word of mouth, but there are no established information sources assisting consumers to make an informed electric supply choice. We believe that our service fills this void.

         The electricity market structure is particularly well suited for the Wattage Monitor service. Its highly fragmented nature means that no electricity supplier exercises significant market influence. This, in turn, ensures that the consumer has great market influence, as is the case with other highly fragmented markets. By determining the needs of consumers to make their electric supplier purchase decisions, and by meeting those needs, we believe that Wattage Monitor is positioned to become one of the important consumer service companies in a competitive electric power marketplace.

         The Company is structured to discern consumer needs through numerous channels and programs: surveys, focus groups, follow-up satisfaction surveys of the users of our system, and our ElectricEye program among others. Additionally, the Company incorporates the suggestions of its participants, comments from suppliers, suggestions from various regulatory commissions, the active participation by consumer advocates and trade associations, and periodic comprehensive service reviews by consumer marketing professionals. In doing so it maintains an up-to-date, consumer-driven service.

THE ELECTRIC INDUSTRY

         OVERVIEW. Over three trillion kilowatt hours are used in the United States annually, divided roughly equally between residential, commercial and industrial consumers. Measured by revenue, the residential and commercial segments of the industry represent revenue approaching $180 billion annually. (Note: the difference between commercial and industrial consumers is that industrial customers are large-scale manufacturing concerns, while commercial users are primarily small businesses, commercial real estate and retail enterprises). The commercial sector acts like the residential sector and has been subjected to regulated pricing policies similar to those of residential customers. Industrial customers are treated differently. We anticipate, therefore, that most of our revenue will be derived from the residential and commercial sectors.

         There are several secondary considerations that stand out as important to the future demand for our services.

- FRAGMENTATION. The electric industry is fragmented. No one company enjoys name recognition by more than a small percentage of customers. Even when a name is recognized, that recognition is concentrated in a confined geographic area. No company accounts for more than about 5% of total industry revenue. There are approximately 300 investor-owned utilities, which account for about three-quarters of the industry's revenue. However, even the largest of these are generally geographically isolated and have less than 5% of the national market. Unlike telephones, in the emerging electricity industry there are few, if any, identifiable electricity providers. Therefore, electric suppliers will seek to gain access to a large number of new customers. Being able to provide or facilitate such access will likely be a valuable resource to electric suppliers.

- INFORMATION VACUUM. The electric consumer's working knowledge of electricity is limited. Once customers have a choice, some are likely to exercise it. In many cases they will want information about more than just their specific choices. We plan to serve this need as well.

- PREDICTABLE ELECTRIC USE. The deregulation of telecommunications, principally telephones, has had a significant influence on consumer views. This may affect electricity in two ways. First, consumers are suspicious of a profusion of pricing schemes which, given the large number of anticipated new entrants, is likely to occur. Second, consumers perceive electric service as a network in which they may conveniently and routinely switch suppliers. Yet, unlike telephone usage, electricity use is consistent and predictable. This makes quantifying a consumer's choice of electric suppliers straightforward, enhancing comparison shopping while eliminating complexity.

WATTAGE MONITOR'S SERVICE

         OVERVIEW.  Our efforts are centered around:

-        A residential information and transaction service;

-        A commercial service; and

-        Market research and information.

         All information is organized by zip code or sub-zip code. Sub-zip codes are used if more than one regulated utility serves the area to ensure that the information is directly relevant to each consumer.

         Competition is new to the electric industry. Most consumers and most investors are unfamiliar with the industry and the factors that influence competition. Accordingly, a detailed description of the electric industry and the most common questions that arise when considering the topic for the first time are included in this business description.

         Historically the electric industry has classified its customer base as comprising three broad categories of consumers: industrial, commercial, and residential. Our service is designed to meet the needs of the latter two classes of consumers - commercial and residential. It is structured to permit suppliers to cost effectively reach these consumer classes with their offerings. In general, industrial customers purchase enough electricity that they enter into individually negotiated contracts. Our information and ordering system is not designed to facilitate such negotiations. The characteristics of our system in the residential and commercial market segments are tailored to serve what we have learned about the specific needs of customers in these classes.

         RESIDENTIAL CONSUMERS. The residential service we offer revolves around four principles. It is simple, straightforward, comparative and complete - all the information in one place. The regulated electricity market in most states is not particularly simple. It typically has several different electric service options. In highly populated areas there may be five or more such options while in less populated areas either one or two is common. The complexity of those rate structures are not overwhelmingly complicated, so with a little work, simple, understandable comparisons for consumers can be fashioned. To a significant degree, this is one role we play.

         Our site is further structured to recognize that some consumers may want additional information, to understand the fine print of supplier offering, or to look at their alternatives in some detail. We allow consumers to choose as much information as they want, but do not require them to consider more than the basic comparisons. Most consumers prefer the summary approach of our basic service.

         COMMERCIAL CONSUMERS. Commercial electric consumers average 5-6 times the electricity consumption of the average residential consumer. They need more information than is provided to residential consumers. Commercial rate structures are sufficiently complicated that it is not realistically possible to impose on the commercial sector the simplicity we achieve in our residential service. Furthermore, residential consumers tend to be fairly homogenous in their electricity consumption pattern, while commercial enterprises represent great variances in needs. Commercial accounts may operate twenty-four hours a day, seven days a week, or just Monday through Friday, from 9 to 5, representing significantly different user profiles and requirements.

         A second differentiating characteristic of commercial businesses is that the electricity purchasing decision is often made by a purchasing professional. Our research indicates that commercial consumers' greatest need is a relatively straightforward basis to understand their competitive attractiveness (or lack thereof) as an electricity consumer. Unlike virtually everything else they buy, they have not developed an ability to calibrate their importance as an electricity consumer. While our commercial system cannot deliver simplicity because the market is not simple, it can deliver concise information to assist the commercial decision-maker in quickly becoming an informed consumer. We can also assist suppliers in approaching commercial consumers with the specific consumption patterns and volumes they most desire.

         ADDITIONAL FEATURES. Our service is designed to include an expanding variety of features to allow consumers additional flexibility in analyzing their supplier options. One such feature, the "Wattage Monitor Analyzer", allows consumers to determine the monthly cost and/or savings of an offer. That information can be estimated superficially (by knowing about how much was paid for electricity last month) or in greater detail by considering historical consumption information that the consumer provides.

         ACCESS. Our services are available both through a toll-free telephone service (1-888-WATTAGE) and through the Internet at www.wattagemonitor.com. The Wattage Monitor service is free to consumers.

         RESEARCH AND INFORMATION. We have accumulated an information database, which has several unique and valuable characteristics. The first, is that our information is relatively independent of today's high profile privacy concerns. The information is primarily about facilities, homes, offices and buildings, not about individuals. Second, our database is stable because it is based on location. If the homeowner moves, a business relocates or a tenant changes addresses, the value of our information is unaffected. Typically, such changes lead to a loss in a database's value because it is about the person rather than the location. Therefore, the nature of our service allows us to register a particular location, provide our service to current and future occupants thereof, amass location specific information and facilitate the choice of an electric supplier by subsequent occupants.

         With such information we intend to become a leading provider of analytical information. We provide research on a fee basis, publish industry indices, and distribute a newsletter. The focus of this information is on competition, pricing, competitive trends and consumer behavior. In conjunction with our activities to insure we meet the needs of electric consumers (such as those noted above) and through the use of our service by consumers to choose an electricity supplier, we believe we know as much or more about consumer participation in the competitive electric market than any other entity. As a brand building exercise within the electric power industry, and as a service to the public, the print media, industry policy makers and other interested parities, we periodically publish summaries of this information. This is a core activity for our Service and Research Practice. We believe that such activities, along with our direct marketing and public relations efforts, have helped make us the preeminent information source we are today.

         WEB SITE PARTNERSHIPS. Wattage Monitor offers a data stream and transaction capability to other web sites which want to provide electric pricing information and purchasing capability to their visitors. Through a combination of proprietary technology and industry-leading aggregation of commercial and residential electric utility pricing information, other web sites, Internet portals and information services can access fast, accurate, and complete information regarding the electric energy market place. In essence, we give other web properties the ability to compete with Wattage Monitor's core offering under the heading of their own brand. These sites are therefore afforded the ability to deliver another service to their visitors without having those visitors leave their property. These services are expected to be increasingly valuable as the competitive electric market expands nationally, as consumers become increasingly aware that they may choose an electric supplier, and as a growing number of portals and web community sites conclude that they should make such information available to their best customers. By providing this information and transaction capability through multiple portals, competing electric suppliers can access the widest possible range of Internet purchasing consumers through their relationship with us. In these transactions, Wattage Monitor shares revenue with the "host" web site.

         In the evolution of these partnerships, certain categories of consumers have been identified who are more likely to be interested in choosing a new electric supplier than others. These tend to be products and services associated with the home such as financial services offered by banks and insurance companies, particularly mortgage related products, realtors, moving services, house and home sites, etc. Partnerships with these naturally complementary sites are the focus of our attention in completing these partnerships.

         In addition, governmental or the not-for-profit consumer advocate web sites have found that facilitating access to the Wattage Monitor information system for their visitors is consistent with their objectives and service. Accordingly the majority of them, in locations where consumer may choose their electric supplier, have chosen to link their sites to Wattage Monitor. In one recent example, The Ohio Consumer Counsel licensed access to our database and retained us to create several specialty information screens for their users. If an Ohio resident, accessing that site, concludes they would like to use an electric supplier identified therein, they may execute that choice by a link to the Wattage Monitor site.

         THE WATTAGE MONITOR SYSTEM. Our information system is designed to integrate a data management and electronic commerce search engine with a licensed text management capability to create an efficient information system. The system was designed to create a recognizable brand and convey objectivity, simplicity and consumer orientation. The data management capability of our information system maintains numeric data, including zip codes and prices. The text management capability provides topical information and text.

         The current system (internally named WM 2.0) was released September 1, 1999. Surveys of consumer satisfaction with our system, surveys of consumers who did not use our system and the results of numerous focus groups are incorporated in WM 2.0. The new system was designed to service all 50 states (and foreign countries with some customization to postal code protocols as necessary). We currently publish information in twelve deregulated states.

         OPERATIONAL EXPERIENCE. While not the first state to allow its citizens to choose an electric supplier, Pennsylvania was the first state to do so in a manner which allowed consumers significant savings. Accordingly, the first commercial release of our information system occurred in Pennsylvania on October 19, 1998. While there has been experience gained with our system elsewhere, much of its use to date is by residents of Pennsylvania, as the state remains the purest de-regulated market in the US.

         Upon the deregulation of the electric industry in Pennsylvania, about 375,000 households switched suppliers in the first several months that they were given a choice. Based on traffic to our system, the total switching figure implies that nearly 15% of those who switched used our system. We consider this response to be positive. Active marketing by suppliers to consumers in Pennsylvania did not develop until late in 1998. In our first week, 10,000 consumers used the service. Over 50,000 Pennsylvania electricity shoppers used our information system in the first three months.

IMPLEMENTATION

         CONSUMER AWARENESS. We have tested various methods to inform electric consumers of our existence by using billboards, drive time radio, links to other web sites and public relations. The most cost-effective of these methods has been editorial placements gained through PR efforts, mostly in print media, particularly newspapers. More than 50 major print articles have been written about our service.

         We also intend to reach consumers through our partnerships with other web sites. Because choosing an electric supplier is not an every day activity, portals have been receptive to discussions about offering a co-branded or site-branded (i.e. Electric Center) Wattage Monitor option for their visitors.

         Billboards and radio, while somewhat effective, have proven to be less useful than newspapers in informing consumers of our service. Consumer awareness and use of our system is also dependent upon the advertising programs of suppliers. The more frequently suppliers approach consumers, the greater the demand for the comparative information available from our system. Accordingly, use of our system is dependent upon the active, independent marketing efforts of suppliers.

         Finally, we actively solicit commercial customers to use our system. Informing commercial customers of our service involves out-bound telephone calls in addition to the awareness programs described above. No such calls are made to residential consumers. We cannot be certain that making consumers aware of our service will not be more costly or take longer than is currently anticipated.

         CONSUMER ACCEPTANCE. As noted, early consumer acceptance of our services in Pennsylvania was quite good. Our follow-up surveys of customer response have shown the following:

-        High levels of satisfaction with our service;

- Great confusion about the process and consequences of switching suppliers;

- A lack of information about how electricity is supplied and how competition is possible;

- Reluctance to tackle the complexities of choosing a supplier, unfamiliar terms, unfamiliar suppliers, complicated rate structures and offers; and

-        Overwhelming support for competition as a "good thing."

         The rate at which consumers become familiar and comfortable with competition in the electric market will determine when they are willing to choose a supplier. This may determine when consumers decide to use our system. At this point, there can be no assurance as to the rate of acceptance of our service by consumers.

         Our system has found supportive audiences among trade associations, community-based organizations, church groups and similar associations. It is anticipated that such groups will help create demand for our service and influence suppliers to participate.

         SUPPLIER AWARENESS. Supplier participation has been gained through direct marketing efforts undertaken by the company. These efforts are the responsibility of our direct sales force. We have found suppliers initially reluctant to contract with us for our services.

         Before we could generate revenue, we had to overcome suppliers' reluctance to participate in our information system. Initially, we expected that creating a national electricity information brand would require us to:

-        Create the Wattage Monitor information system;

-        Demonstrate that consumers use the Wattage Monitor service; and

-        Gain electricity supplier participation.

         We believe we demonstrated our ability to successfully achieve the first two of these success criteria within the first 18 months following the establishment of Wattage Monitor. However, it proved more difficult to convince suppliers to participate. There are a number of factors we believe affect an electric supplier's participation in our service. Four of the most important are:

- Market Immaturity-- When states decide to create competition in their electricity industry it generally requires legislation to do so. After adopting that legislation, the specific structure of the market and the requirements for participating in it evolve through hearings and implementing regulations issued by the various state Public Utility Commissions. That process is not complete even today even in states that originally enacted legislation two or three years ago. Such a process makes it difficult for suppliers to compete for customers when the market is first open, as the exact rules of engagement are not yet established. The end result, using as an example Pennsylvania, which opened its markets about 18 months ago, was that nearly eighty companies obtained licenses but only about thirty have, as yet, sought customers. Many of these thirty who are competing are essentially test marketing a product or approach while they wait for the market to come further into focus. In such an environment, the need for our service only arises once the supplier decides to proceed full speed ahead.

- Consumer Behavior -- While a hundred million households and fifteen million businesses use electricity, virtually none have ever chosen their electric supplier. There is no confidence about how such customers will make those choices. Since we represent a novel distribution channel in the mind of a supplier, there is added risk to enrolling with us before we demonstrate our effectiveness. Most suppliers choose to begin their marketing efforts using traditional marketing channels only.

- Organizational Immaturity -- All competing suppliers, including those (more than half) that are subsidiaries of very large enterprises, are nevertheless newly created. This "start-up" nature of all companies in this market means virtually every one of them was conceived by its founders and/or its parent to succeed by taking a certain approach. An organization was created to implement this approach. Necessarily, we were not part of those plans because we did not exist. Most suppliers conclude they need to try their originally adopted approach before they either (a) change directions or (b) add a second approach, such as the service we offer.

- Our Credibility -- Until we launched in Pennsylvania we could demonstrate our system for suppliers but we had no track record and no live consumer experience. Given the above noted market conditions, suppliers were reluctant to use our service until we demonstrated our operational existence and effectiveness. Although this reluctance is disappearing, our marketing efforts to suppliers have proven to be more difficult than originally anticipated.

         In spite of this initial reluctance on the part of suppliers to participate in the Wattage Monitor system, our strategy was to show that consumers found our system useful and used it. Having demonstrated such, along with our continued ability to offer our service, we believed that the fragmented nature of this industry would eventually result in one or more of the suppliers deciding to participate in the Wattage Monitor system. We further believe that once our supplier had done so that it would receive a disproportionately greater number of new customers. Seeing that occur would, in turn, encourage the remaining suppliers to participate in the Wattage Monitor system.

         While the timing was not exactly that which we had originally anticipated, the overall evolution of supplier participation in our system occurred as and for the reasons we originally expected. In February 2000, the first four suppliers agreed to transact orders through our system. Within a month this had grown into ten, then quickly expanded to nearly thirty participating suppliers which represents the status of supplier participation at the end of the second quarter of 2000. The following table sets forth the participating suppliers as of the date hereof, states in which they compete for customers and the share of competitive market offers they represent (participating suppliers' offerings compared to the total of all competing market offers, i.e. our market share):

                                 WM MARKET SHARE


TERRITORY                                   STATE       SUPPLIERS           WM %            OFFERS            WM %
-------------------------------------------------------------------------------------------------------------------------


 PG&E                                        CA             13              54%               18              50%
 SDG&E                                       CA             13              54%               18              50%
 SCE                                         CA             13              54%               18              50%
-------------------------------------------------------------------------------------------------------------------------
                                                  CALIFORNIA AVERAGE:       54%                               50%
-------------------------------------------------------------------------------------------------------------------------
 Conectiv                                    NJ             5               80%               9               89%
 GPU/Jersey Central                          NJ             4               75%               6               83%
 PSEG                                        NJ             5               60%               7               71%
-------------------------------------------------------------------------------------------------------------------------
                                                  NEW JERSEY AVERAGE:       72%                               81%
-------------------------------------------------------------------------------------------------------------------------
 Allegheny                                   PA             7               86%               10              90%
 DQE                                         PA             8               75%               11              82%
 MetEd                                       PA             12              67%               15              73%
 PenElec                                     PA             12              67%               15              73%
 PECO                                        PA             17              59%               21              67%
 Penn Power                                  PA             8               75%               11              82%
 PP&L                                        PA             9               67%               12              75%
 UGI                                         PA             8               75%               11              82%
-------------------------------------------------------------------------------------------------------------------------
                                                PENNSYLVANIA AVERAGE:       71%                               78%
-------------------------------------------------------------------------------------------------------------------------

         While we believe adding additional suppliers could be accomplished with relatively less effort than it took to achieve our current level of supplier participation, our marketing and other resources are currently devoted to developing the procedures, automating the processes, implementing electronic switching, and otherwise developing and maturing the relationship with these newly existing participating suppliers. Furthermore, the Company's current efforts with consumers involve redirecting their use of our site from essentially an information source to one where they execute their choice of a new supplier. These efforts, particularly the automation of such processes, including the electronic compliance with the variations in state mandated procedures and information requirements, currently involve substantially all our IT resources.

         The Company believes that over time, by providing this service and being ever better and more efficient at staying abreast of and automating the detailed switching rules, we can build up a competitive advantage as the preferred service implementing switching. That service can be offered only to suppliers who subscribe to the WM system, or offered separately for a fee to all electric suppliers.

                              STATE-BY-STATE STATUS

         OVERVIEW. The following tables summarize the status of state efforts to allow consumers a choice of electric suppliers.


                                                                  Number     Residential    Commercial
                                                                    of        Electric       Electric
Current Status                                                    States      Consumers     Consumers
---------------------------------------------------------------------------------------------------------
                                                                             (millions)     (millions)


Enacted Legislation.......................................          24            65             8
Pending Legislation.......................................           0             0             0
Policy Development........................................          19            28             4
No Substantial Activity...................................           7            14             2
                                                               ------------------------------------------
                                                                    50           107            14



         OTHER CONSIDERATIONS. Many states are actively in the process of adopting competition for their electric industry. However, the timing of competition is not the only factor in determining how, and to what degree, demand for our information system will evolve. Demand for our service stems as much from how competition is introduced as when it is introduced. States are enacting legislation well in advance of implementing competition. While such legislation typically sets a time table for competition, it may also establish specific requirements of how competition is to be phased in. For instance, Pennsylvania adopted regulations which meant consumers could realize immediate savings. By contrast, California structured the phase-in of competition in a manner that did not permit consumers such savings. By 2004, a California consumer may see savings considerably greater than those available in Pennsylvania. Accordingly, the demand for our service will be determined by the timing of competition that individual states adopt as well as by how it is phased in. There can be no assurance that the state-by-state phase-in plans will be sufficiently timely or competitive to allow demand for our service to develop.

PROPRIETARY INTELLECTUAL PROPERTY

         We have applied to the United States Patent and Trademark Office for registration of several trademarks, logos and icons including "Wattage Monitor," "WattMonitor," and "Kilowatt Monitor. " Others are currently pending. Marks have been issued for "Wattage Monitor" and the Wattage Monitor logo.

         We have also applied for a patent relating to our information system and services. No action has been taken, nor comments received, on the patent application, which was filed on November 11, 1998. No assurances can be given when or if our patent application will be approved.

EMPLOYEES

     As of September 7, 2000, we employed 31 people and 15 contract employees to staff our toll free telephone service at 1-888-WATTAGE. We believe that our relations with our employees are good.

DESCRIPTION OF PROPERTY

         We maintain offices in several locations, including:

- San Rafael, California (this lease expires October 31, 2000 and is renewable by the Company for one year)
         1348 Fourth Street, Suite 210
         San Rafael, CA  94901

-        Reno, Nevada (this lease expires on April 14, 2001)
         1100 Kietzke Lane
         Reno, NV  89502

- Philadelphia, Pennsylvania (month-to-month rental) 3300 Neshaminy Boulevard, Suite 325 Neshaminy Valley, PA 19020

-        Washington, D.C. (month-to-month rental)
         1401 New York Avenue NW, Suite 600
         Washington, DC  20005

-        Dallas, Texas (this lease expires on March 31, 2003)
         3131 McKinney Avenue., #L10
         Dallas, TX  75204

         Our offices cover an aggregate of approximately 8,025 square feet. Required annual lease payments are: $111,100 for 2000, $102,600 for 2001, $92,750 for 2002 and $23,150 for 2003. In addition, we have offices provided by our employees in Boston, Massachusetts; Helena, Montana; and Las Vegas, Nevada. No additional lease expenses are required under these arrangements with our employees.

INSURANCE

         We maintain property and liability coverage with various insurers. We believe that such coverage is adequate for our needs and customary for information service companies of comparable size and maturity.

LEGAL PROCEEDINGS

         Wattage Monitor is not a party to any material legal proceedings.

CURRENT DEVELOPMENTS

         The Company has filed a definitive proxy statement, which proposes an amendment to the Company's Amended and Restated Articles of Incorporation to increase the total number of authorized shares of Common Stock from twenty-five million to fifty million. The Company expects to mail the proxy statement with ballots to the Company's shareholders on September 20, 2000.

                                   MANAGEMENT

         The following table sets forth certain information with respect to our directors and executive officers as of September 1, 2000. The directors serve until the next annual meeting of the Company's shareholders or until their successors have been duly elected and qualified. The Company's officers serve at the discretion of the Company's board of directors.



         Name                                      Company Position and Offices Held
         -------------------                       ------------------------------------

         Stephen D. Klein                            Chairman of the Board of Directors

         Gerald R. Alderson                          President, Chief Executive Officer and Director

         Joel Dumaresq                               Director

         Alexander Ellis III                         Vice President - Strategic Development and Director

         Daniel I. DeWolf                            Secretary and Director

         Vicki L. Center                             Vice President - Marketing

         Robert E. Forrest                           Vice President - Operations

         John D. Westfield                           Vice President - Technology



         STEPHEN D. KLEIN, age 41, is the Chairman of the Board and a founder of Wattage Monitor. He is not an employee. Mr. Klein currently serves as chairman of iballs, an Internet media and marketing optimization company he founded in 1997. In September 1999 the company was acquired by Avenue A (NASDAQ: AVEA), the industry's largest buyer of Internet media on behalf of marketers. Mr. Klein came to Internet marketing after a distinguished career in the advertising industry, and as one of the pioneers in bringing marketing clients to the Internet. As an early member of the team and a Managing Partner at Kirshenbaum Bond & Partners, Mr. Klein helped build the company into one of the country's most successful independent advertising agencies. He began his career at Grey Advertising, where his last position was Manager of Media Research. Mr. Klein has a B.A. in English from Columbia University.

         GERALD R. ALDERSON, age 54, is a founder and President of Wattage Monitor. Between 1981 and the founding of Wattage Monitor in mid-1997, Mr. Alderson held a variety of positions with Kenetech Corporation, including as its President and Chief Executive Officer. He received his B.A. from Occidental College and his M.B.A. from Harvard University Graduate School of Business Administration.

         JOEL DUMARESQ, age 37, is a director of Wattage Monitor. Mr. Dumaresq is an experienced business executive and investment banking specialist and serves as the President of Pashleth Investment Ltd.. For the last several years, Mr. Dumaresq has acted as an independent investor and currently sits on the Board of Directors of a number of public and private companies. He was formerly President and CEO of Westair Aviation Inc., a full service, regional airline, and has served in various roles for a large investment banking firm.

         ALEXANDER ELLIS III, age 51, is a director of Wattage Monitor and has served as Vice President Strategic Development for the company since April of 2000, and prior to that served as Vice President - Marketing since the Company's founding. Mr. Ellis has served on the Board of Directors of BayCorp Holdings since May of 2000. He is also a partner in Rockport Partners, LLC (founded in 1997) and Acadia Bay Energy Co, LLC (founded in 1996). For more than five years prior to the founding of Wattage Monitor in mid-1997, Mr. Ellis held a number of management positions at Kenetech Corporation, including as its Vice President - Marketing. Prior to that, he was Vice President - Corporate Accounts at Knoll International, Inc. He received his B.A. from Colorado College and his Masters in Public and Private Management from Yale School of Organization & Management.

         DANIEL I. DEWOLF, age 43, is Secretary and a director of Wattage Monitor. Since January 2000, Mr. DeWolf has served as Director of Venture Capital Funds of Wit SoundView and as Managing Director of Wit SoundView Ventures. He is also a Managing Director of the Dawntreader Funds, established in 1998. Prior to joining Wit SoundView, Mr. DeWolf was Of Counsel to the law firm of Camhy, Karlinsky & Stein LLP ("CKS") in New York City, New York. Mr. DeWolf established the Corporate and Securities practice group at CKS in 1994, and was the Head of the Firm's New Media and E-Law Group. Mr. De Wolf is a graduate of the University of Pennsylvania and the University of Pennsylvania School of Law.

         VICKI L. CENTER, age 41, has served as Vice President - Marketing for Wattage Monitor since April of 2000, and prior to that served as Director of Marketing since October of 1998. Ms. Center has 18 years of sales management and consulting experience in major organizations. Between August 1995 and October 1998, Ms. Center was a Sales Manager directing large-scale marketing strategies for Development Dimensions International and SHL, Inc. Her previous roles include overseeing large corporate accounts, launching product and service offerings in new industries, and managing business development teams for EDS, Motorola, and American Airlines. Ms. Center is a motivational speaker and a certified sales trainer. Ms. Center has Bachelors of Business Administration with majors in both Marketing and Education from the University of North Texas.

         ROBERT E. FORREST, age 32, has served as Vice President - Operations for Wattage Monitor since March of 1998. Between May 1993 and his joining Wattage Monitor, Mr. Forrest held a variety of finance positions, including cost control and system development, principally in the food products industry. From October 1995 to early 1998, Mr. Forrest was the finance lead for all United States trade agreement negotiations for Burns Philp, Inc., a global food company. Mr. Forrest received his B.A. from the University of California at Los Angeles (magna cum laude).

         JOHN D. WESTFIELD, age 37, has served as Vice President & Chief Technology Officer for Wattage Monitor since April 1998. For the two years prior to joining Wattage Monitor, Mr. Westfield was a Director of Technology Outsourcing Operations for Computer Sciences Corporation. For seven years prior to joining Computer Sciences, he held a variety of management and information technology positions with American Airlines, including responsibility for the design of the SABRE reservation system's Internet interface. Mr. Westfield holds both a Bachelor's and Master's degree from The University of Texas at Austin.

DIRECTOR COMPENSATION

         Compensation of Directors consists solely of reimbursement of their expenses for attending meetings and 10,000 options to purchase shares of the Company's Common Stock granted upon their election or annually upon their re-election.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation awarded to our Chief Executive Officer and all of our executive officers who received compensation in excess of $100,000 for the fiscal year ended December 31, 1999:



                                                                    ANNUAL                       LONG TERM
                                                                 COMPENSATION               COMPENSATION AWARDS
                                                                 ------------          -----------------------------
     NAME AND POSITION                             YEAR             SALARY             SECURITIES UNDERLYING OPTIONS
     ------------------------------------          ----             ------             -----------------------------


     Gerald R. Alderson..................          1999            $ 150,000                      10,000
         President, Chief Executive                1998            $ 137,500                        ----
         Officer and Director

     Alexander Ellis, III................          1999            $ 125,000                      10,000
         Vice President - Marketing                1998            $ 125,000                      75,000
                                                   1997            $  62,500                     225,000

     John D. Westfield...................          1999            $ 195,000                        ----
         Vice President - Technology               1998            $ 136,215                     125,000


OPTION GRANTS IN 1999

         Set forth below is information on grants of stock options for our executive officers for the fiscal year ended December 31, 1999.



                                                          INDIVIDUAL GRANTS
                                        ----------------------------------------------------------------------
                                                             % OF TOTAL
                                              NUMBER     OPTIONS GRANTED TO
                                            OF OPTIONS      EMPLOYEES IN        EXERCISE        EXPIRATION
     NAME                                     GRANTED        FISCAL YEAR     PRICE PER SHARE       DATE
     -------------------------------          -------        -----------     ---------------       ----


     Gerald R. Alderson (1)
         Granted Sept. 1999.........          10,000             8%              $ 4.50           10/1/09

     Alexander Ellis, III (1)
         Granted Sept. 1999.........          10,000             8%              $ 4.50           10/1/09


---------------
(1) Options were granted on September 30,1999 and were fully exercisable on October 1, 1999.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

         Set forth below is information with respect to the stock options held by our executive officers.



                                                                    NUMBER OF                  VALUE OF UNEXERCISED
                                SHARES                         UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                               ACQUIRED          VALUE         AT DECEMBER 31, 1999            AT DECEMBER 31, 1999
     NAME                    ON EXERCISE        REALIZED     EXERCISABLE / UNEXERCISABLE   EXERCISABLE / UNEXERCISABLE (1)
     ----                    -----------        --------     ---------------------------   -------------------------------


     Gerald R. Alderson .....        ---           ---               10,000 / 0                       $ 0 / $ 0

     Alexander Ellis, III ...        ---           ---            160,000 / 150,000             $ 121,500 / $ 121,500

     John D. Westfield ......       9,000       $ 20,445          16,000 / 100,000               $ 12,960 / $81,000


--------------------
(1) Calculated on a per share value of $1.81 per share at December 31, 1999 vs. an exercise price of $1.00 per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         On January 1, 1998, WattMonitor LLC, as our predecessor, entered into an Employment Agreement with Mr. Alderson. On February 26, 1999, we assumed Mr. Alderson's employment agreement. Mr. Alderson's initial employment term expires on December 31, 2000, but will be automatically renewed for an unlimited series of one-year periods unless either party notifies the other.

         Mr. Alderson currently receives a base salary of $150,000 per year, which is subject to an annual adjustment at the discretion of our board of directors. Under the terms of the agreement, Mr. Alderson is eligible to receive a bonus for services rendered, subject to the discretion of our board of directors. In the event we terminate Mr. Alderson's employment for any reason other than "for cause", then Mr. Alderson will be entitled to receive a lump sum termination payment equal to two years' base salary.

         In the event we experience a change in control and Mr. Alderson resigns, or is terminated, within six months of the change in control, Mr. Alderson will be entitled to receive two years base salary, payable in one lump sum. He will also be entitled to receive a payment equal to the greater of his bonuses for the three years prior to the termination or eighteen months base salary. In no event will this termination payment exceed 2.99 times Mr. Alderson's average annual cash compensation during the five years prior to his termination.

         On April 8, 1998 the Company entered an agreement with APAC TeleServices, Inc. ("APAC"), which was subsequently amended on June 22, 1999. Pursuant to this agreement, APAC provides staffing for the Company's toll free customer service at 1-888-WATTAGE. The agreement terminates on May 16, 2001.

         We have no other employment contracts.

                                STOCK OPTION PLAN

         On April 19, 1999, our 1999 Incentive Compensation Plan was adopted by the Board of Directors.

OUR 1999 INCENTIVE COMPENSATION PLAN

         Under our 1999 Incentive Compensation Plan, key employees, officers, consultants and directors are given an opportunity to acquire our shares directly or through options or the right to receive cash awards from us.

         Our 1999 Incentive Compensation Plan provides for discretionary option grants, under which key employees, officers, and consultants may be granted options to purchase our shares of Common Stock at an exercise price not less than the fair market value of our shares on the grant date. The options granted under our 1999 Incentive Compensation Plan may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or non-statutory options not intended to satisfy such requirements. Options may be granted to eligible individuals in our employ or service or in the service of any subsequent corporation.

         A total of 2,500,000 shares of Common Stock are reserved for issuance over the ten-year term of our 1999 Incentive Compensation Plan. The initial total of 1,500,000 shares of Common Stock reserved for issuance under the 1999 Incentive Compensation Plan was increased to 2,500,000 by a vote of shareholders of record as of the close of business on May 3, 2000. As of September 7, 2000, there were 1,269,250 reserved shares of our Common Stock which remain available for issuance under the plan, and 1,230,750 shares of our Common Stock that are reserved for the exercise of existing grants.

         Options have maximum terms of ten years from the grant date. Options are not assignable or transferable other than by will or by the laws of inheritance. The option may be exercised only by the optionee. The optionee will not have any rights with respect to our shares of Common Stock underlying the options until the options are exercised and the option price is paid for the purchased shares. Our Board of Directors has the authority to cancel outstanding options in return for the grant of new options, stock or cash. Our 1999 Incentive Compensation Plan terminates on the earlier of April 19, 2009 or the date on which all the shares available for issuance have been issued or cancelled.

         As of September 7, 2000 executive officers and all other employees were eligible to participate. All four of the executive officers and all other employees held options.

         If Wattage Monitor is acquired by merger, consolidation or asset sale, or there is a hostile change in control, each option granted under our 1999 Incentive Compensation Plan may be accelerated, and all unvested shares issued under the plan may be immediately vested.

                              CERTAIN TRANSACTIONS

         On August 14, 1998, RHL Ventures LLC loaned us $425,000. The loan is evidenced by a promissory note for $425,000, bearing interest at 12% per annum. The principal balance of the note, plus accrued interest of $62,581 was converted into 325,054 shares of our Common Stock, at an exercise price of $1.50 per share, on October 29, 1999. On August 14, 1998, we also issued a warrant to RHL Ventures exercisable through August 1, 2005, to purchase 283,333 shares of our Common Stock at an exercise price of $1.50 per share. The warrant is exercisable immediately but has not yet been exercised. RHL Ventures is one of our shareholders. Mr. Lessin, one of our shareholders, is the President and Chief Executive Officer of RHL Ventures.

         Between October 7, 1998 and January 18, 1999, Verus Capital Corp., on behalf of investors, advanced us an aggregate of $1,000,000. The right to this advance was subsequently assigned by the investors to Wattage Monitor Inc. prior to our merger in exchange for 2,750,000 shares of Common Stock. Upon the merger of Wattage Monitor Inc. and

WattMonitor LLC, the advance became a payable to ourselves and was canceled. Mr. Khan is the President of Verus and one of our directors.

         On December 29, 1998, RHL Ventures loaned us $150,000, with interest at 12% per annum. The note was repaid in February of 1999. On December 29, 1998, we also issued a warrant to RHL Ventures exercisable through December 29, 2005, to purchase 100,000 shares of our Common Stock at an exercise price of $1.50 per share. The warrant was exercisable immediately. As indicated above, Mr. Lessin, one of our shareholders, is the President and Chief Executive Officer of RHL Ventures.

         On December 29, 1998, Gerald R. Alderson loaned us $50,000, with interest at 12% per annum. The note was repaid in March of 1999. On December 29, 1998, we also issued a warrant to Mr. Alderson exercisable through December 29, 2005, to purchase 33,333 shares of our Common Stock at an exercise price of $1.50 per share. The warrant was exercisable immediately. Mr. Alderson is our President and Chief Executive Officer, as well as one of our directors.

         On December 29, 1998, Stephen D. Klein loaned us $50,000, with interest at 12% per annum. The note was repaid in February of 1999. On December 29, 1998, we also issued a warrant to Mr. Klein exercisable through December 29, 2005, to purchase 33,333 shares of our Common Stock at an exercise price of $1.50 per share. The warrant was exercisable immediately. Mr. Klein is the Chairman of our Board of Directors and a shareholder.

         For the period ended December 31, 1998, we paid approximately $132,000 for software development to Kirshenbaum Bond & Partners. During the same period, we also purchased approximately $112,000 of equipment from Kirshenbaum. Stephen
D. Klein, a partner of Kirshenbaum, is one of our directors.

         On July 12, 1999, we issued a warrant to Camhy, Karlinsky & Stein LLP, exercisable through July 11, 2009, to purchase 7,000 shares of our Common Stock at an exercise price of $6.00 per share. The warrant is exercisable at any time. Camhy Karlinsky & Stein LLP previously acted as our legal counsel in connection with the preparation of our registration statement on Form SB-2 which was filed in October 1999.

         A partner at Akin, Gump, Strauss, Hauer & Feld, LLP, our current legal counsel, may be deemed to have beneficial ownership of 3,000 shares of our Common Stock, although such beneficial ownership is disclaimed by the attorney.

         On September 30, 1999, we issued to Gerald Alderson, Stephen Klein, Ajmal Khan, Alexander Ellis, and Joel Dumaresq, for their services as our directors options to purchase an aggregate of 50,000 shares of our Common Stock at an exercise price of $4.50 per share. In addition, we also issued to Daniel DeWolf for his service as an officer, an option to purchase 10,000 shares of our Common Stock at an exercise price of $4.50 per share.

         On May 23, 2000, we issued to Gerald Alderson, Stephen Klein, Alexander Ellis, Joel Dumaresq, and Daniel DeWolf, their services as our directors options to purchase an aggregate of 50,000 shares of our Common Stock at an exercise price of $0.84 per share.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of our Common Stock as of September 7, 2000 as follows:

- By each person who is known by Wattage Monitor to beneficially own more than 5% of Wattage Monitor's Common Stock, fully diluted;

-        By each of Wattage Monitor's directors;

- By each officer named under "Directors, Executive Officers, Promoters and Control Persons"; and

-        By all officers and directors as a group.

         Beneficial ownership is determined in accordance with the rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by officers, directors and principal stockholders. Except as otherwise indicated, we believe that the persons or entities named in the table have sole voting power with respect to all shares of our Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

         The table should be read in conjunction with the information that follows it. The percentages set forth in the table assume 13,421,520 shares of Common Stock outstanding as of September 7, 2000.

         Mr. Lessin's beneficial ownership column includes 564,706 shares of Common Stock beneficially owned through RHL Ventures LLC, warrants (exercisable at any time) to purchase an aggregate of 383,333 shares of Common Stock beneficially owned through RHL Ventures LLC, and 2,541,963 shares of Common Stock owned directly.

         The aggregate beneficial ownership of Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc., Salomon Smith Barney Holdings Inc., and Citigroup Inc. (identified in the table below as Salomon Smith Barney/Citigroup) of 2,217,409 shares of the Company's Common Stock is evidenced by the filing of a Schedule 13(g) on November 30, 1999. We are relying solely on that filing for the purposes of this table.

         Mr. Alderson's and Mr. Klein's beneficial ownership columns include warrants (exercisable at any time) to purchase an aggregate of 66,666 shares of Common Stock beneficially owned.

         The aggregate amount for Mr. Dumaresq includes shares beneficially owned by Verus Capital Corp. which includes warrants (exercisable at any time) to purchase 100,000 shares of Common Stock from Valiant Growth Fund, options to purchase 50,000 shares of Common Stock and options to purchase 250,000 shares of Common Stock underlying our Series B preferred stock. Mr. Dumaresq and has the right to acquire 30% of the options or the underlying shares. Mr. Dumaresq disclaims beneficial ownership of such shares.

         The numbers in Mr. Ellis's, Ms. Center's, Mr. Forrest's and Mr. Westfield's beneficial ownership column represent options to purchase an aggregate of 442,250 shares of Common Stock, which are immediately exercisable. The numbers do not include options to purchase an additional 343,750 shares of Common Stock, which are not currently exercisable.

         Mr. DeWolf is married to Pamela Ehrenkranz DeWolf, who owns 12,500 shares of Common Stock. Mr. DeWolf disclaims beneficial ownership of his wife's shares. Mr. DeWolf's beneficial ownership column includes 2,500 shares of Common Stock beneficially owned by his children as a result of their ownership interest in Pine Street Ventures LLC.

         The aggregate amounts for Mr. Alderson, Mr. Klein, Mr. Ellis, Mr. Dumaresq, and Mr. DeWolf each include 20,000 options granted to them to purchase an aggregate of 100,000 shares of our Common Stock. The options are exercisable at any time.



                                                             NUMBER OF SHARES OF
                                                                 COMMON STOCK              PERCENTAGE OF
         NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED       BENEFICIAL OWNERSHIP
         ------------------------                             ------------------       --------------------


         Robert H. Lessin                                          3,490,002                    25.3%

         Salomon Smith Barney/Citigroup                            2,217,409                    16.5%

         Gerald R. Alderson                                        1,723,243                    12.8%

         Stephen D. Klein                                          1,323,920                     9.8%

         Alexander Ellis, III                                        263,750                     1.9%

         Joel Dumaresq                                               140,000                     1.0%

         Vicki L. Center                                              62,500                       *

         Robert E. Forrest                                            62,500                       *

         John D. Westfield                                            53,500                       *

         Daniel I. DeWolf                                             35,000                       *

         All Officers and Directors (8 persons)                    3,664,413                    26.0%


----------------
*  Less than one percent (1.0%)

                            DESCRIPTION OF SECURITIES

         The following general summary of our securities is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation a copy of which is on file with the SEC. The authorized capital stock of Wattage Monitor consists of Common Stock, preferred stock and warrants to acquire Common Stock as set forth below.

COMMON STOCK

         Upon approval of a majority of our shareholders, which approval we anticipate to receive prior to the Closing, our authorized Common Stock will consist of 50,000,000 shares of Common Stock. See "Current Developments". Prior to the vote of shareholders of record as of September 8, 2000, our authorized Common Stock consisted of 25,000,000 shares. As of September 7, 2000, we had issued and outstanding 13,421,520 shares of Common Stock. As of September 7, 2000, there were approximately 65 holders of record of our Common Stock. In addition, we have reserved the following shares of Common Stock:

-        2,500,000 shares of our Common Stock under our 1999 Incentive
         Compensation Plan;

-        563,500 shares of our Common Stock for existing warrants; and

- 2,625,000 shares of our Common Stock for conversion of our Series B preferred stock.

         The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. Subject to preferences that may be applicable to any outstanding shares of our preferred stock, the holders of our Common Stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for such dividends. In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

PREFERRED STOCK

         We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per share. During the period September 23, 1999 through November 10, 1999, 3,500,000 shares of our Series B preferred stock were issued upon the exercise of pre-existing warrants. The holders of our Series B preferred stock have no voting power except as expressly provided by Nevada law. Upon issuance, each share of Series B preferred stock is convertible into 1.0 shares of our Common Stock. On January 6, 2000, 875,000 shares of our Series B preferred stock were converted to 875,000 shares of our Common Stock.

         Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the shareholders, to issue our preferred stock in one or more series of preferred stock and to fix the designation, powers, preferences, privileges and relative participating, optional or special rights of such stock, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Our board of directors, without shareholder approval, may issue preferred stock with voting, conversion of other rights that could adversely affect the voting power and other rights of the holder of Common Stock. Therefore, our preferred stock may be issued quickly, with terms that may delay or prevent a change in control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the Common Stock and may adversely affect the voting and other rights of the holders of Common Stock.

WARRANTS

         We have issued a warrant to our former legal counsel, Camhy Karlinsky & Stein LLP, to purchase 7,000 shares of our Common Stock at an exercise price of $6.00 per share. This warrant expires on July 11, 2009, and is exercisable at any time. We have also issued a warrant to BlueGarni & Company to purchase 6,500 shares of our Common Stock at an exercise price of $6.00 per share. The warrant expires on October 14, 2009, and is exercisable at any time.

         In addition, we have issued three warrants to RHL Ventures LLC, Gerald Alderson and Stephen Klein to purchase an aggregate of 166,666 shares of our Common Stock at an exercise price of $1.50 per share. The warrants expire on December 29, 2005, and are exercisable at any time.

         We have issued one warrant to RHL Ventures LLC to purchase 283,333 shares of our Common Stock at an exercise price of $1.50 per share. The warrant expires on August 1, 2005, and is exercisable at any time.

         We have also issued one warrant to Valiant Growth Fund to purchase 100,000 shares of our Common Stock at an exercise price of $1.00 per share. This warrant expires on February 26, 2005, and is exercisable at any time.

         None of the warrants issued to date confer upon the holders any voting or other rights of our shareholders.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for Wattage Monitor's Common Stock is Computershare Investor Services, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228. As neither the convertible preferred stock, the warrants nor the options is registered, Wattage Monitor acts as its own Transfer Agent and Registrar as to such securities.

                              PLAN OF DISTRIBUTION

GENERAL

         The Placement Agent is offering, on behalf of the Company, up to $7.5 million of Units on a "best efforts" basis, which means that they are not obligated to purchase any Units, shares of Common Stock or Warrants, but are required only to use their best efforts to sell the Units on the Company's behalf. The Company may also offer up to $2.5 million of Units pursuant to the terms of subscription agreements with Ajmal Khan and Robert H. Lessin Venture Capital LLC as part of and on identical terms to this Offering.

         Pursuant to the terms of a Placing Agreement, the Company will pay the Placement Agent selling commissions equal to (i) 10% of the gross proceeds solely from the sale of Units directly by the Placement Agent and (ii) 7% of the gross proceeds from the sale of any Units placed jointly by the Placement Agent and the Company. The Company will also reimburse the Placement Agent for the reasonable expenses they incur in connection with this Offering. The Company has also agreed to issue to the Placement Agent warrants (the "Placement Agent Warrants") to purchase a number of shares of the Company's Common Stock equal to
(i) 10% of the shares contained in the Units sold solely by the Placement Agent in the Offering and (ii) 7% of the shares contained in any Units placed jointly by the Placing Agent and the Company. The Placement Agent Warrants are exercisable for a period of five years commencing from the close of the Offering at an exercise price equal to the purchase price per share of Common Stock under this Offering. The Company has agreed to register the shares of Common Stock underlying the Placement Agent Warrants with the shares of Common Stock included in the Units sold in the Offering, including the shares issuable upon exercise of the Warrants. The Company will also agree to indemnify the Placement Agent for certain liabilities, including liabilities under the 1933 Act.

OFFERING PERIOD AND METHOD OF SUBSCRIPTION

         This Offering will terminate on October 31, 2000, unless the Offering is extended by mutual agreement. The Units are offered subject to prior sale and subject to the Company's right to reject any offer and the approval of certain legal matters by counsel.

         In order to purchase shares, subscribers must complete and execute a Subscription Agreement, an execution copy of which accompanies this Memorandum. Before executing the Subscription Agreement, you should read the investment instructions. You will be required to comply with the applicable requirements set forth under "Investor Suitability Requirements and Transfer Restrictions." Any purchase of shares must be accompanied by tender of the full sum subscribed by check or wire transfer made payable to an escrow account maintained by Akin, Gump, Strauss, Hauer & Feld, LLP, ("Akin, Gump). The Company will accept or reject your Subscription Agreement within 10 business days after receipt of the purchase price. If for any reason your Subscription Agreement is rejected, your subscription funds will be returned to you within 10 business days after the decision to reject is made.

         Pending completion of the Offering, all funds submitted by subscribers will be kept in an escrow account maintained by Akin, Gump in accordance with the terms and conditions of an Escrow Agreement by and among Akin, Gump, as escrow agent, the Company and the Placement Agent.

REGISTRATION RIGHTS

         The Company has agreed to prepare and file, (i) within 60 days from the Closing if such Closing is on or before October 8, 2000 or (ii) within 90 days from the Closing if such Closing is after October 8, 2000, and at the Company's expense, a registration statement under the 1933 Act for purposes of registering the shares underlying the Units offered hereby for resale. See the Subscription Agreement accompanying this Memorandum.

         In the event that the Closing of the Offering occurs on or before October 8, 2000, and the Company fails to have a registration statement that includes the shares of Common Stock included in the Units declared effective within 60 days after the Closing, the Company will issue a five year common stock purchase warrant exercisable to purchase one share of Common Stock to each of the investors for every Unit purchased by such investor in the Offering each calendar quarter until such a registration statement is declared effective.

         In the event that the Closing of the Offering occurs after October 8, 2000, and the Company fails to have a registration statement that includes the shares of Common Stock included in the Units declared effective within 90 days after the Closing, the Company will issue a five year common stock purchase warrant exercisable to purchase one share of Common Stock to each of the investors for every three Units purchased by such investor in the Offering each calendar quarter until such a registration statement is declared effective.

                                   APPENDIX A

                                  Not included.

                                   APPENDIX B

       Annual Report on Form 10-KSB for the year ended December 31, 1999 previously filed on March 15, 2000.

                                   APPENDIX C

     Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000 previously filed on August 10, 2000.